Amended Release

Surna Inc. To Acquire Majority Interest in Agrisoft Development Group, a Leading Cannabis Seed-to-Sale Tracking Platform

BOULDER, Colo., Jan. 8, 2015 /PRNewswire via COMTEX/ — Surna, Inc. (OTCQB:SRNA) has signed a definitive agreement to acquire a controlling interest in Agrisoft Development Group, LLC, a privately-held company that is one of the leading software developers of seed-to-sale tracking systems for state regulated cannabis cultivation and distribution companies. The deal will provide Surna with additional technology and capabilities to complement its current technology portfolio.

Agrisoft is led by Charles Ramsey, CEO, and Matt Cook, COO. Cook authored and implemented Colorado’s medical marijuana regulatory structure, led the Medical Marijuana Enforcement Division and is widely regarded as the leading regulatory and implementation expert for cannabis. Cook has personally assisted with drafting and implementing state regulated cannabis models in numerous states across the country. His expertise insures that Agrisoft provides one of the most effective tracking solutions for strict compliance with state regulated cannabis models while also exceeding the most stringent regulatory requirements.

“We are convinced that this highly-sought acquisition will enable us to substantially increase our strength and impact in the cannabis industry,” said Tom Bollich, CEO of Surna. “Because of my background in software development this particular acquisition is nothing short of a perfect storm in regards to Surna’s diversification and rapid growth. Coupled with one of the strongest management teams in the sector, Agrisoft is the ideal platform to expand upon and develop the most robust, comprehensive, system to seamlessly integrate with Surna’s existing and future technology. This is a game changer for us.”

David Traylor, Surna’s CBO stated, “The addition of a software point-of-sale tracking system fits ideally with our strategic direction of providing a complete solution for process control and monitoring that is mandated by state regulated cannabis models.”

“Surna’s proprietary technology improves cannabis grow operating margins by significantly increasing energy efficiency. Agrisoft’s management and capabilities provides regulators, legislators, and banks with greater confidence in regards to the required decision making that will expand the cannabis industry. Surna and Agrisoft make the cannabis industry a more common sense, economically sound option for businesses and states,” said Agrisoft COO Cook.

“Once we recognized the economic efficiency of Surna’s cultivation technologies, and the even greater potential of their technology under development, we immediately knew joining the Surna organization was the best possible decision,” said Agrisoft CEO Ramsay. “We are exceptionally enthusiastic about creating an even broader array of quality products that provide tracking solutions and satisfy the requirements of regulators and consumers.”

The Agreement provides for the purchase of sixty-six percent (66%) of the member interests of AgriSoft for $4,000,000 payable at closing with shares of common stock equal to $2,000,000 and $2,000,000 in the form of a promissory note (the “Note”). The Note bears interest at the rate of 10% and calls for payments of $150,000 on a quarterly basis with a balloon payment two years from issuance. The quarterly payments may be increased based upon AgriSoft meeting certain levels of financial performance. The transaction is subject to completion of satisfactory due diligence and audit of AgriSoft.

The transaction is expected to close in the first half of 2015.

About Surna Inc.

Surna, Inc. (www.surna.com) develops innovative technology and products that control or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings - supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of indoor cannabis cultivation. The Company’s operations exclude the production or sale of marijuana.

Surna’s premier management team consists of leaders from the life science, energy, cannabis and software sectors. The Company is headed by technology industrialist and robotics engineer Tom Bollich, co-founder of the highly-publicized gaming company Zynga. Zynga drew national attention when its market valuation quickly surpassed $10 billion.

Agrisoft

Agrisoft Development Group, LLC has created an enterprise-level, cloud-based software suite designed for cannabis dispensaries, cultivation sites, and processors of cannabis-oil-infused products (including foods, capsules, and topicals). These modules come standard with integration for surveillance cameras and alarms, biometric and RFID tracking, yield and THC/CBD enhancement, and the first infused-products solution on the market.

The Company’s proprietary, global; solutions keep operators in compliance with complicated state regulations by tracking cannabis down to the milligram and milliliter levels to prevent diversion into illegal markets. Agrisoft Seed to Sale helps these businesses manage profitability through robust, comprehensive business reporting, and its custom solutions serve government entities tasked with tracking cannabis operations. The core module was launched in October 2013 and the infused-products module was launched in November 2013.

Management is headed by COO Matt Cook, the most respected cannabis regulatory expert in the United States, who wrote the successful Colorado medical marijuana statute. Cook has helped dozens of state agencies craft current regulations and future statutes. Management also includes a successful, serial entrepreneur, CEO Charles Ramsey, who has proven experience in the FDA-compliant medical software and patient authentication and relational database sphere.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results, such as the Company’s ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational marijuana. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut downs.

At the Company

David TraylorChief Business Officer+1-(303) 993-5271david.traylor@surna.com

Investor Relations

David KugelmanAtlanta Capital Partners, LLC+1-(404) 856-9157+1-(866) 692-6847 Toll Free - U.S. And Canada